UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Market Vectors ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

335 Madison Avenue, 19th Floor	10017
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered

Shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each of the Funds listed in the table below, each a series of Market Vectors ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment Nos. 23, 24 and 28 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on April 21, 2008, April 25, 2008 and August 25, 2008, respectively, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s investment portfolios to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Market Vectors—Agribusiness ETF	77-0691989
Market Vectors—Environmental Services ETF	30-0382172
Market Vectors—Gaming ETF	26-1516628
Market Vectors—Gold Miners ETF	20-4721547
Market Vectors—Nuclear Energy ETF	68-0653406
Market Vectors—RVE Hard Assets Producers ETF	26-2205733
Market Vectors—Solar Energy ETF	26-2174583
Market Vectors—Steel ETF	30-0382173
Market Vectors—Intermediate Municipal Index ETF	26-1156033
Market Vectors—Long Municipal Index ETF	26-1156081
Market Vectors—Short Municipal Index ETF	26-1155840

Item 2. Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

2. The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARKET VECTORS ETF TRUST

Date: November 17, 2008	By:	/s/ Joseph J. McBrien
Joseph J. McBrien
Senior Vice President